As filed with the Securities and Exchange Commission on December 7, 2004

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Teleglobe International Holdings Ltd

(Exact name of registrant as specified in its charter)

Bermuda	98-0417192
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

Teleglobe International Holdings Ltd P.O. Box HM 1154 10 Queen Street Hamilton HM EX, Bermuda	HM EX
(Address of Principal Executive Offices)	(Zip Code)

Teleglobe International Holdings Ltd 2004 Equity Incentive Plan

Teleglobe International Holdings Ltd Conversion Equity Incentive Plan

(Full title of the plan)

Gerald Porter Strong

President and Chief Executive Officer

Teleglobe International Holdings Ltd

P.O. Box HM 1154

10 Queen Street

Hamilton HM EX, Bermuda

Tel: (441) 296-4856

Copies to:

Stuart D. Freedman, Esq.	Michael C. Wu
Schulte Roth & Zabel LLP	Vice President & General Counsel
919 Third Avenue	Teleglobe America Inc.
New York, New York 10022	12010 Sunset Hills Road
Ph: (212) 756-2000	Reston, Virginia 20190
Fax: (212) 593-5955	Ph: (703) 766-3047
Fax: (703) 766-3104

(Name, address and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (2)
Common Shares, par value $.01 per share	4,383,199	$3.48	$15,253,532.52	$1,932.62

(1)	This Registration Statement covers (i) 2,334,125 common shares, par value $0.01 per share (the “Common Shares”) of Teleglobe International Holdings Ltd, a Bermuda company (the “Company,” “Registrant,” “we,” “us,” or “our”) granted or available to be granted under the Company’s 2004 Equity Incentive Plan (the “2004 Plan”) and (ii) 2,049,074 Common Shares of the Company granted or available to be granted under the Company’s Conversion Equity Incentive Plan (the “Conversion Plan” together with the 2004 Plan, the “Plans.”)

(2)	Estimated solely for the purpose of calculating the registration fee. Pursuant to Rules 457(c) and 457(h)(1) of the Securities Act of 1933, as amended (the “Securities Act”), the proposed maximum offering price per share, the proposed maximum aggregate offering price and the amount of registration fee have been computed based on the average of the high and low prices for the Common Shares reported on the Nasdaq National Market on December 1, 2004.

Part I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The documents containing the information specified in this Part I will be sent or given to employees participating in the Plans as specified by Rule 428(b)(1) of the Securities Act. Such documents need not be filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The Commission allows us to “incorporate by reference” the information we file with the Commission, which means we can disclose important information to investors by referring investors to those documents. The information incorporated by reference is an important part of this Registration Statement, and information we file later will automatically update and supersede this information. The following documents are incorporated by reference:

(1) Our prospectus dated April 30, 2004 and filed on May 4, 2004 pursuant to Rule 424(b)(3) of the Securities Act (File No. 333-112608), which contains audited financial statements for the Registrant’s latest fiscal year for which such statements have been filed.

(2) Our current report on Form 8-K filed with the Commission on June 1, 2004.

(3) Our quarterly report on Form 10-Q for the quarterly period ended March 30, 2004, as filed with the Commission on June 14, 2004.

(4) Our current report on Form 8-K filed with the Commission on June 17, 2004.

(5) Our current report on Form 8-K filed with the Commission on July 13, 2004.

(6) Our current report on Form 8-K/A filed with the Commission on July 27, 2004.

(7) Our current report on Form 8-K filed with the Commission on August 12, 2004.

(8) Our current report on Form 8-K filed with the Commission on August 16, 2004.

(9) Our current report on Form 8-K filed with the Commission on August 24, 2004.

(10) Our current report on Form 8-K filed with the Commission on August 24, 2004.

(11) Our current report on Form 8-K filed with the Commission on August 26, 2004.

(12) Our current report on Form 8-K filed with the Commission on October 12, 2004.

(13) Our quarterly report on Form 10-Q for the quarterly period ended June 30, 2004, as filed with the Commission on October 15, 2004.

(14) Our current report on Form 8-K filed with the Commission on November 10, 2004.

(15) Our current report on Form 8-K filed with the Commission on November 12, 2004.

(16) Our quarterly report on Form 10-Q for the quarterly period ended September 30, 2004, as filed with the Commission on November 12, 2004.

(17) Our current report on Form 8-K filed with the Commission on November 15, 2004.

(18) The description of our Capital Stock contained in our registration statement on Form 8-A/A, filed on May 26, 2004 pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporating by reference the description of Common Shares included under the caption “Description of New Teleglobe Capital Stock” in the prospectus which constitutes part of our registration statement on Form S-4 initially filed with the Commission on February 6, 2004 (Registration No. 333-112608) including any amendment or report filed for the purpose of updating such description.

In addition, all documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Any statement contained in this Registration Statement, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

The Registrant is a Bermuda company. Section 98 of the Companies Act 1981 of Bermuda (the “Act”) provides generally that a Bermuda company may indemnify its directors, officers and auditors against any liability which by virtue of rule of law would be imposed on them in respect of any negligence, default, breach of duty or breach of trust, except in cases where such liability arises from fraud or dishonesty of which such director, officer or auditor may be guilty in relation to the company. Section 98 further provides that a Bermuda company may indemnify its directors, officers and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or in which they are acquitted or granted relief by the Supreme Court of Bermuda in certain proceedings arising under Section 281 of the Act.

The Company’s bye-laws provide that the directors and officers (as such terms are defined in the bye-laws) of the Company shall be indemnified out of the funds of the Company to the fullest extent permitted by the Act against all liabilities, losses, damages or expenses arising out of the actual or purported execution or discharge of such directors or officer’s duties or the exercise or purported exercise of the directors or officer’s powers or otherwise in relation to or in connection with the directors or officer’s duties, powers or office and this indemnity shall continue in force, despite any subsequent revocation or amendment to the bye-laws, in relation to any matter occurring, or any cause of action, suit or claim that accrues or arises prior to the date of such revocation or amendment. The Company expects to maintain liability insurance covering its directors and officers and those of their subsidiaries as permitted by its bye-laws.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

The following is a complete list of exhibits filed as part of this Registration Statement:

EXHIBIT NUMBER	DESCRIPTION

4.1	Teleglobe International Holdings Ltd 2004 Equity Incentive Plan.

4.2	Teleglobe International Holdings Ltd Conversion Equity Incentive Plan.

5.1	Opinion of Conyers, Dill & Pearman.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Ernst & Young LLP

23.3	Consent of Conyers, Dill & Pearman (incorporated by reference in Exhibit 5.1).

24	Power of Attorney (included on signature page).

Item 9.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on the 7th day of December, 2004.

TELEGLOBE INTERNATIONAL HOLDINGS LTD

By:	/s/ GERALD PORTER STRONG
	Name:	Gerald Porter Strong
	Title:	President, CEO and Director

Each person whose signature appears below hereby constitutes and appoints Lenard Tessler, Gerald Porter Strong and Michael C. Wu and each and either any of them, our true and lawful attorneys-in-fact and agents, to do any and all acts and things in our names and our behalf in our capacities as directors and to execute any and all instruments for us and in our name in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said Company to comply with the Securities Act, and any rules, regulations and requirements of the Commission, in connection with this Registration Statement, including specifically, but without limitation, any and all amendments (including post-effective amendments) hereto; and we hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ LENARD TESSLER Lenard Tessler	Director	December 7, 2004

/s/ SETH PLATTUS Seth Plattus	Director	December 7, 2004

/s/ MICHAEL GREEN Michael Green	Director	December 7, 2004

/s/ GERALD PORTER STRONG Gerald Porter Strong	President, CEO and Director (principal executive officer)	December 7, 2004

/s/ RICHARD WILLETT Richard Willett	Chief Financial Officer and Executive Vice President (principal financial officer and principal accounting officer)	December 7, 2004

/s/ MICHAEL C. WU Michael C. Wu	Authorized Representative in the United States, Vice President & General Counsel	December 7, 2004

/s/ ANTHONY CASSARA Anthony Cassara	Director	December 7, 2004

/s/ DANIEL CINQ-MARS Daniel Cinq-Mars	Controller	December 7, 2004

/s/ TOM ROGERS Tom Rogers	Director	December 7, 2004

/s/ JAMES N. CHAPMAN James N. Chapman	Director	December 7, 2004

/s/ LEO J. CYR Leo J. Cyr	Director	December 7, 2004

/s/ TIMOTHY F. PRICE Timothy F. Price	Director	December 7, 2004

/s/ EDWARD GREENBERG Edward Greenberg	Director	December 7, 2004

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

4.1	Teleglobe International Holdings Ltd 2004 Equity Incentive Plan.

4.2	Teleglobe International Holdings Ltd Conversion Equity Incentive Plan.

5.1	Opinion of Conyers, Dill & Pearman.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Ernst & Young LLP

23.3	Consent of Conyers, Dill & Pearman (incorporated by reference in Exhibit 5.1).

24	Power of Attorney (included on signature page).